Exhibit 99.1

Contact:                          Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS
•	EPS of $0.76 in Fourth Quarter
•	Comparable Store Sales Decrease 0.6% in Fourth Quarter
•	Issues Fiscal 2017 Outlook

BIRMINGHAM, Ala. (March 11, 2016) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic specialty retailer, today announced results for the fourth quarter and fiscal year ended January 30, 2016.

Fourth Quarter Results
Net sales for the 13-week period ended January 30, 2016, increased 2.7% to $245.7 million compared with $239.3 million for the 13-week period ended January 31, 2015.  Comparable store sales decreased 0.6%.

Gross profit was 34.8% of net sales for the 13-week period ended January 30, 2016, compared with 35.5% for the 13-week period ended January 31, 2015.

Store operating, selling and administrative expenses were 21.8% of net sales for the 13-week period ended January 30, 2016, compared with 20.4% of net sales for the 13-week period ended January 31, 2015.

Net income for the 13-week period ended January 30, 2016, was $17.4 million compared with $19.9 million for the 13-week period ended January 31, 2015.  Earnings per diluted share was $0.76 for the 13-week period ended January 30, 2016, compared with $0.79 for the 13-week period ended January 31, 2015.

Jeff Rosenthal, President and Chief Executive Officer, stated, "We were very pleased with our holiday sales driven by improved assortments, new items, and improved replenishment capability.  Sales softened in January as we experienced significant weather related closures and delays in tax refunds.  Looking forward, we are confident that our merchandising initiatives will continue to provide benefits as we enter the important spring season.  Additionally, we are very excited with our hiring of a Vice President of Digital Commerce who will provide the leadership and guidance necessary to drive our ongoing omni-channel initiative."

Fiscal 2016 Results
Net sales for the 52-week period ended January 30, 2016, increased 3.2% to $943.1 million compared with $913.5 million for the 52-week period ended January 31, 2015.  Comparable store sales decreased 0.4%.

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HIBB Reports Fourth Quarter and Fiscal 2016 Results

March 11, 2016

Gross profit was 35.3% of net sales for the 52-week period ended January 30, 2016, compared with 35.8% for the 52-week period ended January 31, 2015.

Store operating, selling and administrative expenses were 21.6% of net sales for the 52-week period ended January 30, 2016, compared with 21.1% of net sales for the 52-week period ended January 31, 2015.

Net income for the 52-week period ended January 30, 2016, was $70.5 million compared with $73.6 million for the 52-week period ended January 31, 2015.  Earnings per diluted share was $2.92 for the 52-week period ended January 30, 2016, compared with $2.87 for the 52-week period ended January 31, 2015.

For the year, Hibbett opened 71 new stores, expanded 16 high performing stores and closed 15 underperforming stores, bringing the store base to 1,044 in 33 states as of January 30, 2016.

Liquidity and Stock Repurchases
Hibbett ended the fourth quarter of Fiscal 2016 with $32.3 million of available cash and cash equivalents on the consolidated balance sheet, no bank debt outstanding and full availability under its $80.0 million unsecured credit facilities.

During the fourth quarter, the Company repurchased 99,000 shares of common stock for a total expenditure of $3.4 million.  The Company's Board of Directors approved a new authorization of $300.0 million in November 2015 and the total authorization was available for future stock repurchases as of January 30, 2016.

Fiscal 2017 Outlook
The Company provided the following guidance for Fiscal 2017:
•	Earnings per diluted share in the range of $2.90 to $3.04.
•	Increase in comparable store sales in the low single digit range.
•	Approximately 40 to 50 net new stores.
•	Relatively flat product gross margin rate compared to Fiscal 2016.
•
An estimated incremental reduction of $0.14 to $0.16 per diluted share due to our ongoing omni-channel initiative.  This will include the rollout of a new point-of-sale system across all stores, preparation of our Store-to-Home capability, and early development of our digital commerce capability.  Included in this estimate is approximately $0.08 per diluted share for depreciation.

•	Capital expenditures of approximately $35 million to $40 million.

Investor Conference Call and Simulcast
Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Friday, March 11, 2016, to discuss fourth quarter and Fiscal 2016 results.  The number to call for the live interactive teleconference is (212) 231-2910.  A replay of the conference call will be available until March 18, 2016, by dialing (402) 977-9140 and entering the passcode, 21802839.

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HIBB Reports Fourth Quarter and Fiscal 2016 Results

March 11, 2016

The Company will also provide an online Web simulcast and rebroadcast of its fourth quarter and Fiscal 2016 conference call.  The live broadcast of Hibbett's quarterly conference call will be available online at www.hibbett.com under Investor Relations on March 11, 2016, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for one year.

Hibbett Sports, Inc. operates athletic specialty stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding store opening plans, earnings per diluted share, comparable store sales, product gross margin rates, capital expenditures, merchandising initiatives and the impact of our omni-channel initiative.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 31, 2015 and in our Quarterly Reports on Form 10-Q filed on June 8, 2015, September 8, 2015 and December 8, 2015. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBB Reports Fourth Quarter and Fiscal 2016 Results

March 11, 2016

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Net sales	$245,719	$239,338	$943,104	$913,486
Cost of goods sold, wholesale and logistics facility and store occupancy costs	160,250	154,308	610,389	586,702
Gross profit	85,469	85,030	332,715	326,784
Store operating, selling and administrative expenses	53,467	48,870	203,673	192,648
Depreciation and amortization	4,382	4,213	17,038	15,990
Operating income	27,620	31,947	112,004	118,146
Interest expense, net	90	76	292	293
Income before provision for income taxes	27,530	31,871	111,712	117,853
Provision for income taxes	10,119	11,946	41,184	44,269
Net income	$17,411	$19,925	$70,528	$73,584

Net income per common share:
Basic earnings per share	$0.76	$0.80	$2.95	$2.90
Diluted earnings per share	$0.76	$0.79	$2.92	$2.87

Weighted average shares outstanding:
Basic	22,790	24,965	23,947	25,369
Diluted	22,960	25,205	24,129	25,620

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HIBB Reports Fourth Quarter and Fiscal 2016 Results

March 11, 2016

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	January 30, 2016	January 31, 2015
Assets
Cash and cash equivalents	$32,274	$88,397
Inventories, net	283,099	240,408
Other current assets	14,995	26,693
Total current assets	330,368	355,498
Property and equipment, net	101,389	92,981
Other assets	10,615	3,918
Total assets	$442,372	$452,397

Liabilities and Stockholders' Investment
Accounts payable	$88,456	$84,439
Short-term capital leases	478	436
Accrued expenses	16,256	17,250
Total current liabilities	105,190	102,125
Non-current liabilities	26,336	25,491
Stockholders' investment	310,846	324,781
Total liabilities and stockholders' investment	$442,372	$452,397

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HIBB Reports Fourth Quarter and Fiscal 2016 Results

March 11, 2016

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Sales Information
Net sales increase	2.7%	9.9%	3.2%	7.2%
Comparable store sales (decrease) increase	-0.6%	5.4%	-0.4%	2.9%

Store Count Information
Beginning of period	1,031	969	988	927
New stores opened	20	22	71	80
Stores closed	(7)	(3)	(15)	(19)
End of period	1,044	988	1,044	988

Stores expanded	8	2	16	9
Estimated square footage at end of period (in thousands)	5,974	5,649

Balance Sheet Information
Average inventory per store	$271,168	$243,328

Share Repurchase Program
Shares	99,000	133,711	2,236,389	1,206,006
Cost (in thousands)	$3,389	$6,394	$91,333	$60,971

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